Exhibit 4.24

LG&E AND KU ENERGY LLC

OFFICER’S CERTIFICATE

(under Sections 201 and 301 of the Indenture, dated as of November 1, 2010)

Establishing the Form and Certain Terms of the Senior Notes,     % Series due

The undersigned             , the              of LG&E AND KU ENERGY LLC (the “Company”), in accordance with Sections 201 and 301 of the Indenture, dated as of November 1, 2010, (the “Original Indenture”), as heretofore supplemented and as supplemented by Supplemental Indenture No.     , dated as of              (as so supplemented, the “Indenture”), of the Company to The Bank of New York Mellon, trustee (the “Trustee”), does hereby establish, for the Securities of Series No.     established in Supplemental Indenture No.     , the terms and characteristics set forth in this Officer’s Certificate (capitalized terms used herein and not defined herein having the meanings specified in the Original Indenture).

PART I

Set forth below in this Part I are the terms and characteristics of the aforesaid series of Securities referred to in clauses (a) through (v) in the second paragraph of Section 301 of the Indenture (the lettered clauses set forth herein corresponding to such clauses in said Section 301):

(a)	the title of the Securities of such series shall be “Senior Notes, % Series due ” (the “Notes”);

(b)	the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall be limited as and to the extent set forth in Supplemental Indenture No. [and any subsequent supplemental indenture relating thereto];

(c)	interest on the Notes shall be payable to the Person or Persons in whose names the Notes are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the form of Note attached hereto and hereby authorized and approved;

(d)	the principal of the Notes shall be due and payable on ; [and the Company shall not have the right to extend the Maturity of the Notes as contemplated in Section 301(d) of the Indenture];

(e)	the Notes shall bear interest at a fixed rate of % per annum; interest on the Notes shall accrue from the date or dates specified in the form of Note attached hereto as Exhibit A; the Interest Payment Dates for the Notes shall be and of each year, commencing ; the Regular Record Date for the interest payable on any Interest Payment Date with respect to the Notes shall be the or (whether or not a Business Day) immediately preceding such Interest Payment Date; [and the Company shall not have any right to extend any interest payment periods for the Notes as contemplated in Sections 301(e) and 312 of the Indenture];

(f)	the Corporate Trust Office of the Trustee in New York, New York shall be the office or agency of the Company at which the principal of and any premium and interest on the

Notes at Maturity shall be payable, at which registration of transfers and exchanges of the Notes may be effected and at which notices and demands to or upon the Company in respect of the Notes and the Indenture may be served; and the Trustee will initially be the Security Registrar and the Paying Agent for the Notes; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such office or agency and such agent;

(g)	the Notes shall be redeemable, in whole or in part, at the option of the Company as and to the extent provided, and at the price or prices set forth, in Exhibit A hereto;

(h)	[insert provisions for other mandatory redemption or repurchase at option of the Holder];

(i)	the Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

(j)	[inapplicable];

(k)	[inapplicable];

(l)	[inapplicable];

(m)	[inapplicable] [see clause (e) with respect to the interest rate or rates on the Notes];

(n)	[inapplicable];

(o)	[reference is made to the provisions of Supplemental Indenture No. for certain covenants of the Company for the benefit of the Holders of the Notes;]

(p)	[inapplicable];

(q)	the only obligations or instruments which shall be considered Eligible Obligations in respect of the Notes shall be Government Obligations; and the provisions of Section 701 of the Original Indenture and Section 201 of Supplemental Indenture No. shall apply to the Notes;

(r)

[the Notes may be issued in global form (the “Global Notes”) and the depository for the Global Notes shall initially be The Depository Trust Company (“DTC”); provided, that the Company reserves the right to provide for another depository, registered as a clearing agency under the Exchange Act, to act as depository for the Global Notes (DTC and any such successor depository, the “Depositary”); beneficial interests in Notes issued in global form may not be exchanged in whole or in part for individual certificated Notes in definitive form, and no transfer of a Global Note in whole or in part may be registered in the name of any Person other than the Depositary or its nominee except that if the Depositary (A) has notified the Company that it is unwilling or unable to continue as depository for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by the Company within 90 days after such notice or cessation, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Notes, will authenticate and deliver Notes in definitive certificated form in an aggregate principal amount equal to the principal amount of the Global Note representing such Notes in exchange for such Global Note, such definitive Notes to be registered in the names provided by the Depositary; each Global Note (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the outstanding Notes to be represented by such Global Note, (ii) shall be registered in the name of the Depositary or its nominee, (iii) shall be delivered by the Trustee to the Depositary, its nominee, any custodian for the Depositary or otherwise pursuant to the Depositary’s instruction and (iv) shall bear a legend restricting the transfer of such Global Note to any person other than the Depositary or its nominee; none of the Company, the Trustee, any Paying Agent or any Authenticating Agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests];

(s)	reference is made to clause (r) above; no service charge shall be made for the registration of transfer or exchange of the Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

(t)	[inapplicable];

(u)	[insert alternative holiday provisions, if any];

(v)	(i) except as otherwise determined by the proper officers of the Company and established in one or more Officer’s Certificates supplemental to this Officer’s Certificate, the Notes shall be substantially in the form of the form of Note attached hereto as Exhibit A, which form is hereby authorized and approved, and shall have such further terms as are set forth in such form; and

(ii) [other provisions, if any].

IN WITNESS WHEREOF, I have executed this Officer’s Certificate this     day of             ,         .

Name:
Title:

Name:
Title

EXHIBIT A

[FORM OF NOTE]

No.	CUSIP No.
Principal Amount of $	ISIN

LG&E AND KU ENERGY LLC

SENIOR NOTE,     % SERIES DUE

LG&E AND KU ENERGY LLC, a limited liability company duly organized and existing under the laws of the Commonwealth of Kentucky (herein referred to as the “Company”, which term includes any successor Corporation under the Indenture referred to below), for value received, hereby promises to pay to or to its registered assigns, the principal sum of

MILLION ($        ) Dollars

on              (the “Stated Maturity Date”), and to pay interest on said principal sum semi-annually in arrears on              and              of each year (each, an “Interest Payment Date”), at the rate of     % per annum until the principal hereof is paid or made available for payment. The first Interest Payment Date for the Securities of this series shall be             , and interest on the Securities of this series will accrue from and including             , to and excluding the first Interest Payment Date, and thereafter will accrue from and including the last Interest Payment Date to which interest on the Securities of this series has been paid or duly provided for. No interest will accrue on the Securities of this series with respect to the day on which the Securities are paid.

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of Authentication:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the              or             , whether or not a Business Day (each such date, a “Regular Record Date”), immediately preceding such Interest Payment Date, except that interest payable at Maturity will be payable to the Person to whom principal shall be paid. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to herein. Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months.

In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date.

Payment of the principal of and premium, if any, and interest at Maturity on this Security shall be made upon presentation of this Security at the corporate trust office of The Bank of New York Mellon in New York, New York, or at such other office or agency as may be designated for such purpose by the Company from time to time, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, and payment of interest, if any, on this Security (other than interest payable at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, provided that if such Person is a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such Person.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and issuable in one or more series under an Indenture, dated as of November 1, 2010 (herein called the “Original Indenture” and, together with any amendments or supplements thereto and the Officer’s Certificate establishing the terms of the Securities of this series, the “Indenture,” which term shall have the meaning assigned to it in the Original Indenture), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including Supplemental Indenture No.     thereto, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security by the Holder hereof shall be deemed to constitute the consent and agreement by such Holder to all of the terms and provisions of the Indenture. This Security is one of the series designated on the face hereof.

[Insert provisions, if any, for redemption or purchase or other put or call provisions.]

Notice of redemption shall be given by mail to Holders of Securities, not less than 30 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the applicable Paying Agent or Agents of money sufficient to pay the principal of and premium, if any, and interest, on this Security on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security. Notwithstanding Section 404 of the Indenture, any such notice of redemption need not set forth the redemption price but only the manner of calculation thereof.

In the event of redemption of this Security in part only, a new Security or Securities of this series of like tenor representing the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture. The Indenture contains terms, provisions and conditions relating to the consolidation or merger of the Company with or into, and the conveyance or other transfer, or lease, of assets to, another Person, to the assumption by such other Person, in certain circumstances, of all of the obligations of the Company under the Indenture and on the Securities and to the release and discharge of the Company in certain circumstances, from such obligations.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Company and the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (a) such Holder shall have previously given the Trustee written notice of a continuing Event of Default; (b) the Holders of 25% in aggregate principal amount of the Outstanding Securities in respect of which an Event of Default shall have occurred and be continuing, considered as one class, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity; (c) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the

Outstanding Securities of all series in respect of which an Event of Default shall have occurred and be continuing, considered as one class, a direction inconsistent with such request; and (d) shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Securities of this series are issuable only in registered form without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument or transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and Tranche, of authorized denominations and of like tenor and aggregate principal amount, shall be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series and Tranche are exchangeable for a like aggregate principal amount of Securities of the same series and Tranche of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the office or agency of the Company for such purpose.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company shall not be required to execute and the Security Registrar shall not be required to register the transfer of or exchange of (a) Securities of this series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities of this series called for redemption or (b) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes (subject to Sections 305 and 307 of the Indenture), whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable and except to the extent that the law of the any other jurisdiction shall mandatorily govern.

As used herein, “Business Day,” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies in The City of New York, New York, or other city in which a paying agent for this Security is located, are generally authorized or required by law, regulation or executive order to remain closed. All other terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, member, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date of Security:

LG&E AND KU ENERGY LLC

By:
Name:
Title:

Name:
Title:

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

[please insert social security or other identifying number of assignee]

[please print or typewrite name and address of assignee]

the within Security of LG&E AND KU ENERGY LLC and does hereby irrevocably constitute and appoint             , Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated:

Notice: The signature to this assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatsoever.